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                                                                   EXHIBIT 10.27


                           SEVERANCE COMPENSATION AND
                              CONSULTING AGREEMENT
                         dated as of December 20, 1993
               between WALBRO CORPORATION, a Delaware Corporation
                     (the "Company"), and MICHAEL A. SHOPE,
                               (the "Executive")


         The Company's Board of Directors has determined that, in light of the importance of the Executive's continued service to the stability and continuity of management of the Company and its subsidiaries, it is appropriate and in the best interests of the Company and its shareholders to reinforce and encourage the Executive's continued attention and undistracted dedication to his duties in the circumstances of a possible Change in Control of the Company (as defined below).

         The Company's Board of Directors has determined that in order to induce the Executive to remain in the employ of the Company, and to assist in assuring the Executive of a continuation in the management style and operating terms and conditions currently in effect at the Company, it is desirable to pay the Executive the severance pay and benefits set forth herein if the Executive's employment with the Company terminates following a Change in Control of the Company.

         The Company's Board of Directors has determined, in certain events following a termination of the Executive's employment subsequent to a Change in Control, it would be desirable to utilize the valuable knowledge and experience which the Executive possesses by retaining the Executive as a consultant to the Company.

         In consideration of the foregoing premises and the mutual covenants contained in this Agreement, the Company and the Executive agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms whenever used in the following capitalized form shall have the meaning set forth below unless the context clearly indicates otherwise:

         (a) "Board" or "Board of Directors" means the Board of Directors of the Company.

         (b) "Cause" means an act or acts of dishonesty by the Executive constituting a felony under applicable law and resulting or intending to result directly or indirectly in gain to or personal enrichment of the Executive at the Company's expense. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company at a meeting of the Board called and held for that purpose (after reasonable notice to him has been given or has been made and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in the first sentence of this Section l(b) and specifying the particulars
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         thereof in detail.

         (c) "Change in Control" shall be deemed to have occurred on the first of any of the following dates:

                          (1) on the date any individual, entity, or group
                 (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Person")) shall become the beneficial owner (within the meaning of Rule 13(d)-3 promulgated under the Exchange
                 Act) of securities of the Company representing thirty percent or more of the Company's then outstanding securities having the right to vote in the election offer, open market purchases, privately negotiated purchases or otherwise; provided, however, that the following acquisitions shall not be considered in determining whether there has been a Change in Control: (a) any acquisition directly from the Company; (b) any acquisition by the Company; (c) any acquisition by a Person including the Executive or with whom or with which the Executive is affiliated; (d) any acquisition by a Person or Persons one or more of which is a member of the Board of Directors or an officer of the Company or an affiliate of any of the foregoing on the date hereof; (e) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by . the Company or any corporation controlled by the Company; or (f) any acquisition by any corporation pursuant to a reorganization, merger, consolidation, if following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of Subsection
                 (2) of this Section (c) are satisfied; or

                          (2) on the date of a reorganization, merger or
                 consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 60% of the then outstanding securities having the right to vote in the election of directors of the corporation resulting from such reorganization, merger or consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals vi 1 c ;and entities who were the beneficial owners of the outstanding securities having the right to vote in the election of directors of the Company immediately prior to such reorganization, merger of consolidation, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% or more of the outstanding securities having the right to vote in the election of directors of the Company) beneficially owns, directly or indirectly, 30t or more of the then outstanding securities having the right to vote in the election of directors of the corporation resulting from such reorganization, merger or consolidation, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation are Continuing Directors at the time of the execution of the initial agreement providing for such reorganization, merger or
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                 consolidation: or

                          (3) the date on which the shareholders of the Company
                 approve (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60t of the then outstanding-securities having the right to vote in the election of directors of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding securities having the right to vote in the election of directors of the Company immediately prior to such sale or other disposition of such outstanding securities, (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 30% or more of the outstanding securities having the right to vote in the election of directors of the Company) beneficially owns, directly or indirectly, 30t or more of the then outstanding securities having the right to vote in the election of directors of such corporation and (3) at least a majority of the members of the board of directors of such corporation are Continuing Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

                          (4) on the date, during any period of twenty-four
                 (24) consecutive months commencing on or after the close of business on February 26, 1990, on which individuals who at the beginning of such period constitute the entire board of directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the Continuing Directors, as hereinafter defined, in office on the date of such election or nomination for election for the new director. For purposes hereof, a "Continuing Director" shall mean:

                                  (i) any member of the board of directors of
                          the Company at the close of business on February 26, 1990; or

                                  (ii) any member of the board of directors of
                          the Company who succeeded any Continuing Director described in subparagraph (i) above if such successor's election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the Continuing Directors then still in office


                 Continuing Director shall not include any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A
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                 promulgated under the Exchange Act) or other actual or
                 threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

         (d) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         (e) "Compensation" means payments in the nature of compensation that arise out of an employment relationship or are associated with the performance of services and that are (i) paid or payable by the Company or any other entity to the extent permitted or required by Section 280G of the Code and the regulations thereunder and (ii) includible in the gross income of the Executive; provided that compensation is the maximum amount of compensation that would be calculated with respect to the Executive under Section 280G and the regulations thereunder if the Change in Control under this Agreement were a change in control under Section 280G and the regulations thereunder. In the event that Section 2(d) of this Agreement applies to the Executive, Compensation under this Section l(e) shall not exceed the Executive's annual compensation as determined under Department of Labor Regulation Section 2510.3-2(b).

         (f) "Disability" means an incapacity due to physical or mental illness, which renders the Executive unable to engage in an occupation or employment substantially similar in nature to the employment in which he was engaged at the time of the illness and such condition is expected to continue indefinitely or for a substantial period of time.

         (h) "Good Reason" means any of the following events unless it occurs with the Executive's express prior written consent:

                 (i) the assignment to the Executive by the Company of any duties inconsistent with, or a diminution of, the Executive's position, duties, titles, offices, responsibilities and status with the Company, including without limitation, any diminution of the Executive's position or responsibility in the decision or management processes of the Company in effect, immediately prior to a Change in Control of the Company, or any removal of the Executive from, or any failure to reelect the Executive to, any of such positions, except in connection with the termination of the Executive's employment for Disability, Retirement or Cause or as a result of the Executive's death or by the Executive other than for Good Reason;

                 (ii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within twelve months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control of the Company in an amount which is substantially similar, on a percentage basis, to the Executive's last increase in base salary prior to the Change in Control, other than (1) a reduction of the Executive's base salary pursuant to the terms of the Company's short-term disability plan or long-term disability plan during a period in which the Executive
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         is disabled (within the meaning of such plan or plans) and qualifies for benefits under such plan or plans; or (2) a reduction of the Executive's base salary in connection with the termination of the Executive's employment for Disability, Retirement or Cause, or as a result of the Executive's death or by the Executive other than for Good Reason;

                 (iii) any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's pension plan, profit sharing or stock bonus plan, the portion of any such plan which includes a cash or deferred arrangement described in Section 401(k) of the Code, group life insurance plan, medical, dental, accident and disability plans and annual social events in which the Executive is participating or eligible to participate or is an invitee at the time of a Change in Control of the Company) (or to substitute and continue other plans providing the Executive with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company, or the failure, by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled or may become entitled upon the passage of time, in accordance with the vacation policies in effect at the time of a Change in Control of the Company;

                 (iv) any failure by the Company to continue in effect any incentive plan or arrangement (including, without limitation, the Company's incentive compensation -plan, annual bonus and contingent bonus arrangements and credits and the right to receive performance awards and similar incentive compensation benefits) in which the Executive is participating at the time of a Change in Control of the Company (or to substitute and continue other plans or arrangements providing the Executive with substantially similar benefits) (hereinafter referred to as "Incentive Plans" or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan;

                 (v) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof or to acquire stock or other securities of the Company) in which the Executive is participating at the time of a Change in Control of the Company (or to substitute and continue plans or arrangements providing the Executive with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plan;

                 (vi) a relocation of the Company's principal executive offices or the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties prior to a Change in Control of the
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         Company;

                 (vii) a substantial increase in business travel obligations over such obligations as they existed at the time of a Change in Control of the Company;

                 (viii) any material breach by the Company of any provision of this Agreement;

                 (ix) any failure by the Company to obtain the assumption of this Agreement by any successor or assignee of the Company;

                 (x) any purported termination of the Executive's employment which is not affected pursuant to the Company's stated policy at the time of the Change in Control;

                 (xi) any change in the procedure for evaluating the Executive relative to compensation, bonus or promotion;

                 (xii) any change in the employment security provisions of the Company's employment policy at the time of the Change in Control which results in such policy being less protective of the Executive's procedural or substantive rights; or

                 (xiii) any reduction or elimination of the rehabilitation, athletic or medical facilities maintained by the Company, or a reduction or elimination of the Executive's privileges with respect to such facilities.

         (i) "Retirement" as used in this Agreement shall mean termination by the Company or the Executive of the Executive's employment based on (1) the Executive's retirement in accordance with the Company's retirement policy in effect immediately prior to the Change in Control, or (2) in the event the Company has no retirement policy, the Executives commencing to receive benefits under the Company's retirement or pension plan. Notwithstanding the foregoing, Retirement shall not include for purposes of this Agreement, the Executive's commencing to receive benefits under the Company's retirement or pension plan if the Executive's employment was terminated by the Executive for Good Reason or by the Company other than for Cause or not in accordance with the Company's retirement policy as previously described.

2. Severance Compensation Upon Termination.

         (a) If the Executive's employment with the Company is terminated at any time within the two year period immediately following the Change in Control other than as a result of (i) the Executive's death; (ii) the Executive's Disability; (iii) the Executive's Retirement; (iv) the Executive's termination by the Company for Cause; (v) the Executive's decision to terminate employment other than for Good Reason; or (vi) the Executive's decision to terminate employment for any reason within ninety days after the Change in Control, then the Executive shall be entitled to the severance pay and benefits provided below:
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                 (i) The Company shall pay to the Executive as severance pay in a single sum, in cash, not later than the fifth business day following the termination of employment, an amount equal to three times the sum of the Executive's annual Compensation for the most recent five taxable years ending before the date on which the Change in Control occurs divided by five (or such number of years, if less than five, for which Compensation would be annualized under the next following sentence and during which the Executive performed personal services for the Company). If the Executive performed personal services for the Company for less than all of a taxable year prior to the Change in Control, the Executive's Compensation for such short taxable year shall be annualized before determining the amount under the preceding sentence.

                 (ii) The Company shall, at its expense, provide the Executive, for a period of thirty-six months following the date of the termination of employment, life, health, dental, long-term disability and accident insurance substantially similar to the insurance or benefits in effect and provided by the Company at the time of the Change in Control of the Company and all other benefits and perquisites substantially similar to those which the Executive was eligible to receive at the time of the Change in Control.

         (b) If the Executive's employment with the Company is terminated in anticipation of a Change in Control or prior to the occurrence of a Change in Control, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to affect the Change in Control or (ii) otherwise arose in connection with or anticipation of the Change in Control, then the Executive shall be entitled to the severance pay and benefits provided below:

                 (i) The Company shall pay to the Executive as severance pay in a single sum, in cash, not later than the fifth business day following the termination of employment, an amount equal to three times the sum of the Executive's annual Compensation for the most recent five taxable years ending on the date of termination divided by five (or such number of years, if less than five, for which Compensation would be annualized under the next following sentence and during which the Executive performed personal services for the Company). If the Executive performed personal services for the Company for less than all of a taxable year prior to the Change in Control, the Executive's Compensation for such short taxable year shall be annualized before determining the amount under the preceding sentence.

                 (ii) The Company shall, at its expense, provide the Executive, for a period of thirty-six months following the date of the termination of employment, life, health, dental, long-term disability and accident insurance substantially similar to the insurance or benefits in effect and provided by the Company at the time of the termination of employment and all other benefits and perquisites substantially similar to those which the Executive was eligible to receive at the time of the termination of employment.

         (c) If the amount of any payment under this Section 2 cannot or is not made by
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the date otherwise required, the Company shall pay to the Executive on such required date an estimate, as determined in good faith by the Company, of the minimum amount of such payment and shall pay the remainder (together with interest at the rate provided in Section 7872(f)(2)(A) of the Code) as soon as the amount thereof can be determined, but in no event later than thirty days following the date the payment was otherwise required. In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall be paid by the Executive to the Company on the fifth day following demand by the Company (together with interest at the rate provided in Section 7872(f)(2)(A) of the Code).

         (d) In the event that this Agreement constitutes an employee pension benefit plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for an employee not included in a select group of management or highly compensated employees, then the severance pay and benefits under this Agreement shall be limited or reduced until this Agreement shall not constitute an employee pension benefit plan for an employee not included in a select group of management or highly compensated employees within the meaning of ERISA.

3. Consulting Services.

         (a) If a Change in Control of the Company shall occur while the Executive is an employee of the Company and if the Executive's employment with the Company is terminated by the Executive subsequent to a Change in Control other than for Retirement or Good Reason and has not or could not have been terminated at that time by the Company for Cause, death or Disability, the Executive shall have the right, upon written notice to the Company within thirty days following the termination of employment, to continue as a consultant to the Company for a period of one year, commencing on the date the notice of the election to render such services is delivered to the Company. Notwithstanding the foregoing, if the Executive's employment with the Company is terminated by the Executive less than ninety days after the Change in Control for any reason, the Executive shall not have the right to continue as a consultant to the Company as provided in this
         Section 3. During the one-year consulting period, the Executive shall be regarded as an independent contractor and not as an employee of the Company and shall render advisory services concerning the business affairs of the Company with which the Executive shall have had substantial familiarity in the course of his prior employment responsibilities. During the one-year consulting period, the Executive shall not be required to devote more than one day each week and three days each calendar month to such services, and shall not be required to render any services at a distance of more than fifty miles from his then home, it being understood that the Executive may move from the area in which he presently resides. The Executive's consulting services under this Agreement shall be required only at times and places consistent with his other employment or with his private activities.

         (b) In consideration for the Executive's agreement to provide consulting services, the Company shall pay to the Executive not later than the fifth day following the date the Executive provides notice under Section 3(a) an amount equal to the Executive's base salary (determined on an annual basis using the rate in effect on the date of the termination of employment) plus bonus; provided, however, that if the Executive's base salary or bonus cannot be finally determined on or before such day, the Company shall pay to the Executive on such day the estimated minimum amount of such compensation, as determined in good faith by the Company and (i) the Company shall pay to the Executive any deficiency in such estimated amount as soon as it can be finally determined but in no event later than the thirtieth day after the date of termination or (ii) the Executive shall repay to the Company, not later than the fifth day after demand by the Company, any excess of such estimated amount over the Executive's compensation as finally determined (in each case, together with interest at the rate provided in Section 7872(f)(2)(A) of the Code.)

         (c) The Company shall, at its expense, provide the Executive, for the one-year consulting period, life, health, dental, long-term disability and accident insurance substantially similar to the insurance in effect and provided by the Company at the time of the election to render consulting services and all other benefits and perquisites substantially similar to those which the Executive was eligible to receive immediately prior to the election.

         4. Term of Agreement. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time and until such obligation is satisfied, two years from the date hereof. It is provided, however, that commencing on the date two years after the date of this Agreement and each anniversary date of the Agreement thereafter, the term of this Agreement shall be automatically extended for one additional year, unless, not later than six months prior to the date two years after the date of this Agreement or any subsequent anniversary date, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of this Agreement will not be extended. Notwithstanding the foregoing, in no event shall this Agreement terminate prior to two years after a Change in Control if the Executive is employed by the Company on the date of such Change in Control; provided that any obligation of the Executive or the Company arising under Section 3 shall continue until the Executive has rendered all services required thereunder and the Company has paid for all services thereunder.

         5. No Obligation to Mitigate Damages: No Effect on Other Contractual Rights.

                 (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by the Company at any time or by another employer after the date of termination or otherwise.

                 (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any employment agreement contract, plan or arrangement to which the Executive is a party, a participant or a beneficiary.

         6.  Enforcement of Agreement; Resolution of Disputes.

                 (a) The Company recognizes that in anticipation of a Change in Control or upon the occurrence of a Change in Control there may be an attempt to cause the Company to refuse to comply with its obligations under this Agreement, or to cause the Company to institute, or there may be instituted, litigation seeking to have this Agreement declared unenforceable, or there may be made an attempt to take other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action, or be bound to negotiate any settlement of his rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits entitled to be provided to the Executive hereunder, and that Executive has complied with all of his obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Company as provided in this Section 6, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether such' action is by or against the Company or any Director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive entering into an attorney client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The reasonable fees and expenses of counsel selected from time to time by the Executive, as hereinabove provided, shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $500,000. Any legal expenses incurred by the Company by reason of any dispute between the parties as to the enforceability of or 'the terms contained in this Agreement, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from the Executive for such expenses.

                 (b) If there shall be any dispute between the Company and the Executive, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that the Executive is not entitled to severance pay and benefits or to be a consultant under this Agreement, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to
         Section 2 or Section 3; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this Section except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

         7. Successor to the Company.

                 (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, the term "Company" shall mean the Company, as hereinbefore defined, and any successor or assign to its business and/or assets 2S aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation, a majority of the voting securities of which is then owned by the Company, the term "Company" as used in this Agreement, except as used in Section l(c) hereof, prior to a Change in Control, shall also include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to this Agreement.

                 (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive shall die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         8. Obligation of Executive to Provide Notice of Entitlement. Prior to providing the severance pay and benefits described in Section 2, the Company may require the Executive to submit a written notice indicating the facts and circumstances on which he has determined that he is entitled to severance pay and benefits under the Agreement'. If the Company determines that the Executive is not entitled to severance pay and benefits under the Agreement, the Executive may request the Company to provide a written notice indicating the facts and circumstances on which the Company has determined that the Executive is not entitled to severance pay and benefits under the Agreement. The failure by the Executive or the Company to set forth in the written notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         9. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when mailed by first-class mail, postage prepaid, transmitted by customary electronic methods, delivered by courier or personally delivered, addressed as follows:

                          If to the Company:

                          Walbro Corporation
                          6242 Garfield Street
                          Cass City, MI 48726

                          Attention: Secretary of the Company

                          If to the Executive:

                          Michael A. Shope
                          Walbro Corporation
                          6242 Garfield
                          Cass City, MI  48726

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         10. Source of Payment. The obligation of the Company under this Agreement shall be satisfied from the general funds of the Company, and no special or separate funds shall be established and no other segregation of assets shall be made to assure payment. The Executive shall have no right, title, or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive. To the extent that the Executive acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company. The Board of Directors may in its discretion establish one or more irrevocable letters of credit, surety bonds, or trusts for the purpose of assisting the Company in fulfilling its obligation hereunder provided that such letters of credit, surety bonds or trusts shall be subject to the general creditors of the Company in the event of the Company's insolvency to be used as a reserve for the discharge of the Company's obligations under the Agreement to the Executive. Any payments made to the Executive under the separate letter of credit, surety bond or trust for his benefit shall reduce dollar for dollar the amount payable to the Executive from the general assets of the Company. The amounts payable under the Agreement shall be reflected on the accounting records of the Company but shall not be construed to create or require the creation of a trust, custodial or escrow account, except as described above in this section.

         11. Mitigation of Excise Tax. If any severance pay or benefits payable under this Agreement (without the application of this Section 11), either alone or together with other payments pursuant to any agreement, plan or arrangement with the Company

("Total Payments"), would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such severance pay or benefits payable under this Agreement shall be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code and regulations thereunder or the severance pay and benefits provided in this Agreement are reduced to zero. In the event that the severance pay and benefits payable to the Executive under this Agreement are reduced in accordance with the foregoing sentence, the Executive shall elect whether either the severance pay or benefits (or a combination thereof) is reduced, unless the total severance pay and benefits is to be reduced to zero. The determination of whether the severance pay and benefits payable to the Executive are to be reduced under this Section 11 shall be made by the Executive in good faith after consultation with the Company. The Company shall cooperate in good faith with the Executive in making such determination and in providing the information necessary for such determination. For purposes of this Section 11, no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Company providing the severance pay and benefits shall be taken into account. The provisions of this Section 11 shall apply to the Executive only if (a) the Executive's Total Payments reduced (i) by federal excise tax imposed by Section 4999 of the Code, (ii) by federal income taxes and (iii) by state and local income and excise taxes do not exceed (b) the Executive's Total Payments reduced (i) in accordance with the provisions of this Section 11, (ii) by federal income taxes and (iii) by state and local income and excise taxes.

         12. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at the time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar of dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, except its law respecting choice of law.

         13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXECUTIVE                                   WALBRO CORPORATION



/s/ Michael A. Shope                        By: /s/ L. E. Althaver
--------------------                            ------------------
Michael A. Shope                                L.E. Althaver, Chairman
Chief Financial Officer                         President & CEO